Law Office Thomas J. Beener

2244 Parady Avenue

Carlsbad, California 92008

Office:  760-603-1238; Cell:  760-715-0726

Tom.beener.law@gmail.com

www.lawofficechomasjbeener.co1n

October 10, 2017

Magellan Gold Corporation

Pierce Carson, CEO

2010A Harbison Drive Suite 312

Vacaville, California 95687

RE: Bright Star International, Inc.

Mr. Carson:

Please accept this letter as confirmation of the understanding between Magellan Gold Corporation (MAGE) and Bright Star International, Inc. (BSI) that the consulting agreement dated on or about May 2017 and the Advertising Agreement dated on or about September 25, 2017 are hereby declared and rendered null and void by agreement of MAGE and BSI.

Further the 1,500,000 shares of common stock of MAGE issued to BSI pursuant to the Advertising Agreement shall be returned to MAGE for cancellation or return to treasury at the option of MAGE.

In addition, MAGE agrees to file an 8-K to disclose cancellation of the two above mentioned agreements and at the appropriate time will negotiate in good faith a finder agreement regarding compensation to BSI in connection with any fund-raising activities that are completed for the benefit of MAGE.

Thank You

/s/ Tom Beener

Magellan Gold Corporation

/s/ Pierce Carson

Pierce Carson, CEO

Bright Star International, Inc.

/s/ Kevin Dills

Kevin Dills, CEO

.